SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): June 2, 2003 (June 2, 2003)

                                  Arch Coal, Inc.
                  (Exact name of registrant as specified in its charter)

     Delaware                            1-13105                    43-0921172
------------------------        ---------------------------         ----------
(State or other jurisdiction     (Commission File Number)       (I.R.S. Employer
    of incorporation)                                        Identification No.)


            One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
            (Address of principal executive offices)         (Zip code)


           Registrant's telephone number, including area code: (314) 994-2700














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Item 9. Regulation FD Disclosure.

     On May 29, 2003, Arch Coal, Inc. (the "Company"), announced via press release and Form 8-K that it had signed a definitive agreement to acquire Vulcan Coal Holdings LLC, which owns all of the equity of Triton Coal Company for a purchase price of $364 million (the "Acquisition"). Consummation of the Acquisition is conditioned upon obtaining all necessary governmental and regulatory consents and other customary conditions. The boards of the Company and Vulcan Coal Holdings LLC have approved the transaction.

     The Company desires to disclose the following additional information with respect to the Acquisition:

     1. Arch Coal has to date identified expected synergies in the range of $18 million to $22 million per year related to the Acquisition; and

     2. Triton Coal Company's two mines, North Rochelle and Buckskin, recorded earnings before interest, taxes, depreciation, depletion and amortization ("EBITDA") of $57.8 million in 2002.

     The Company is furnishing the information contained in this report pursuant to Regulation FD promulgated by the Securities and Exchange Commission ("SEC"). This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless it is specifically incorporated by reference in a document filed by the Company under the Securities Act of 1933 or the Securities Act of 1934.

     EBITDA is defined as income from operations before the effect of net interest expense; income taxes; depreciation, depletion and amortization. EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded to calculate EBITDA are significant in understanding and assessing financial condition. Therefore, EBITDA should not be considered in isolation nor as an alternative to net income, income from operations, cash flows from operations or as a measure of profitability, liquidity or performance under generally accepted accounting principles.

     The information contained in this report is summary information that is intended to be considered in the context of the Company's SEC filings and other public announcements that it may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

     Statements in this report which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the Company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the Company's expectation of continued growth in the demand for electricity; expected synergies resulting from the Acquisition; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for the Company's compliance and low-sulfur coal; expectation of improved market conditions for the price of coal; expectation that the Company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the Company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the Company's reports filed with the SEC.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2003              ARCH COAL, INC.



                                 By:  /s/ Janet L. Horgan
                                    _______________________________________
                                    Janet L.Horgan
                                    Assistant General Counsel and Assistant
                                       Secretary































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